INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Claremont Technologies Corp. on Amendment No. 10 to Form SB-2 of our Auditors' Report, dated December 11, 2002, on the balance sheets of Claremont Technologies Corp as of September 30, 2002 and 2001, and the statements of operations and deficit, cash flows, and stockholders' equity for the years then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada "Morgan & Company"

February 3, 2003 Chartered Accountants